Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2014, relating to the balance sheet of PBF Logistics LP appearing in the Prospectus dated May 8, 2014 included in Registration Statement No. 333-195024, as amended.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

May 15, 2014